Exhibit 10.2
CONSULTANT CONTRACT

BLAKE E. LARSON

This agreement for consulting services ("Agreement") is between Northrop Grumman Systems Corporation, a Delaware corporation whose principal place of business is located at 2980 Fairview Park Drive, Falls Church, VA ("NGSC" or "the Company") and Blake E. Larson of Naples, FL ("Consultant" or "Mr. Larson") (each "a party", collectively "the parties").

I.    ENGAGEMENT
NGSC hereby retains Consultant to provide such advice and participate in such meetings and events for the benefit of the Company and its affiliates, as may be requested by the Company. Such representation may include, but is not limited to, the provision of technical advice and assistance. Consultant shall serve at NGSC's call. Consultant's principal point of contact at the Company with respect to the specific nature and scope of the services to be provided hereunder is Northrop Grumman's Chief Executive Officer, a Corporate Vice President, or their designees ("POC"). In any month Consultant provides consulting services, Consultant shall submit monthly written reports to NGSC, in the format described in Attachment B, setting forth the actions taken on behalf of NGSC and such other reports as NGSC may require.

II.    PLACE OF ENGAGEMENT

Consultant shall perform the services called for under this Agreement at Consultant's place of business and at such other places as NGSC may reasonably require.

Ill. TERM OF ENGAGEMENT

Unless earlier terminated pursuant to this Agreement, the term of this Agreement shall be for one year, commencing upon execution and terminating one year thereafter. This Agreement may be renewed or extended for such time as Northrop Grumman and the Consultant may agree upon in writing.

IV.    COMPENSATION

A.Fee. NGSC shall pay Consultant and Consultant shall accept from NGSC in full payment for services hereunder, compensation at the rate of Five Hundred Dollars ($500.00) per hour, upon submittal of an invoice, provided however, Consultant shall not provide services in excess of One Hundred and
Twenty (120) hours per 3-month quarter. Payment shall be made only to the extent that Consultant satisfactorily performs services pursuant to this Agreement and substantiates such performance in the monthly activity report. In the event services are not required or performed in a given month, NGSC shall be under no obligation to pay any compensation for that month as otherwise provided herein. If Consultant fails to substantiate any invoice for services, NGSC shall have no obligation to compensate Consultant for such claimed services. In no event shall Northrop Grumman be obligated during the term of this agreement to pay fees of more than Two Hundred Forty Thousand Dollars ($240,000.00).

B.Expenses. NGSC shall reimburse Consultant in accordance with NGSC policy and procedures for all reasonable and necessary expenses incurred by Consultant in connection with the rendering of services hereunder, provided that all such expenses are approved in advance by the POC. Expenses shall not exceed Thirty-Three Thousand Dollars ($33,000.00) during the term of this agreement. Claims for expenses must be in accordance with NGSC's established policies and limitations pertaining to allowable expenses and documented pursuant with FAR 31.205-46, Travel Costs, and Corporate/sector guidelines.

Exhibit 10.2

C.Maximum Compensation. Notwithstanding any other provisions of this Agreement to the contrary, NGSC shall not be obligated to request or to pay Consultant for any minimum amount of services, and in no event shall NGSC be obligated during the term of this Agreement for consulting fees and expenses of more than Two Hundred Seventy-Three Thousand Dollars ($273,000.00) in the aggregate.

D.Full Extent of Compensation. Unless otherwise specifically stated in writing, this Section IV represents the full extent of compensation under this Agreement and Consultant shall not be entitled by virtue of this Agreement to be paid a commission or to participate in any insurance , saving, retirement or other benefit programs, including, without limitation, stock ownership plans, offered by NGSC to its employees, nor shall this Agreement in any way modify any other agreement that Consultant may have with NGSC or any benefit Consultant may receive or be entitled to receive from NGSC or in connection with his prior employment.

E.Warranty. Consultant certifies and warrants that in the course of performing services under this Agreement, no payments will be made to government officials or customer representatives, that no government official or customer representative has any direct or indirect investment interest or interest in the revenues or profits of Consultant, and that no expenditure for other than lawful purposes will be made.

F.Limitations on Activities . Consultant shall not contact U.S. Government officials or employees at the Senior Executive Service (SES) or Executive (EX) levels, or U.S. military officers above the rank of 0-6, on behalf of NGSC, without the prior approval of Consultant's POC. Consultant shall perform all reasonable tasks required to assist the POC in issuing the approval, including, but not limited to, briefing other Northrop Grumman Government Relations personnel on the nature and purpose of the contact when specifically requested by the POC.

Consultant is not authorized to and shall not engage in any of the following activities in his performance of this Agreement: (i) Any lobbying activity as defined in the Federal Lobbying Disclosure Act of 1995, Public Law 104-65; (ii) Any activities covered by the Byrd Amendment (31 United States Code Section 1352). Therefore, Consultant shall not influence or attempt to influence an officer or employee of any federal agency , Member of Congress, officer or employee of Congress or employee of a Member of Congress, in connection with the awarding, extension, continuation , renewal, amendment or modification of any federal contract or cooperative agreement; (iii) Legislative lobbying activities deemed unallowable under Federal Acquisition Regulation (FAR) Section 31.205-22. Therefore, Consultant shall not attempt to influence the introduction, enactment, or modification of any federal or state legislation either through communication, directly or indirectly, with any member, officer, or employee of any branch or department of the federal or any state or local government; through urging action by the public; or through activity (such as attending legislative sessions or hearings, or gathering information about or analyzing the effect of legislation) to support or prepare for such an effort by or on behalf of Northrop Grumman; (iv) Actions regarding procurement information that are prohibited under FAR Section 3.104-3. Therefore, Consultant shall not solicit or obtain, directly or indirectly, from any officer or employee of a federal agency , or disclose to Northrop Grumman, any proprietary or source selection information regarding procurement during the conduct of that procurement; (v) Any meetings or direct or indirect contact, within or outside the United States, with any foreign government official, foreign government employee, foreign military member, or representative acting on behalf of any of the preceding. Any travel outside the United States.

Exhibit 10.2
G.Exclusion of Lobbying Costs from Overhead Rates. NGSC is prohibited from charging directly or indirectly, costs associated with lobbying activities to its contracts with the United States Government. Unallowable costs associated with lobbying activities are defined at Federal Acquisition Regulation (FAR) 31.205-22, effective as of the date of this Agreement. By entering into this Agreement with NGSC Consultant agrees that: In the event that lobbying activity is one of Consultant's responsibilities, a detailed accounting of time expended, individual agency/congressional employees contacted, and NGSC programs discussed will be included in the required activity report.

V.    TRADE SECRETS AND PROPRIETARY INFORMATION

A.Use and Disclosure to Third Parties Prohibited. Consultant shall not divulge, duplicate, disclose or communicate any information concerning any matters affecting or relating to the business of NGSC without the express prior written consent of NGSC. Information shall include, but is not limited to, documents, electronic data in any form, and oral and visual disclosures. Consultant shall exercise all reasonable care to keep NGSC information confidential and shall not use NGSC information for any purpose other than the purposes of this consulting agreement. Upon the expiration of this Agreement, Consultant shall return all NGSC information or, at the direction of NGSC, shall destroy such information and certify, in writing, as to its destruction. The terms of this section shall remain in full force and effect after the expiration or termination of this Agreement.

B.Developments Consultants shall not make any Developments as defined below without the express written approval of Northrop Grumman. In the case that Consultant does make any Developments, the following applies.
"Developments" are inventions, whether or not patentable, new technology, Confidential Information, computer programs, copyrightable works, mask works, trademarks or other intellectual property. "Made" refers to made, created, conceived, authored, developed, or reduced to practice.
All Developments made by Consultant alone or jointly with others, whether or not during normal business hours or on Northrop Grumman premises, that are within the scope of Northrop Grumman's business, which result from or are suggested by any work Consultant or others may do on behalf of Northrop Grumman, shall be and are the property of Northrop Grumman. Consultant agrees to assign and hereby assigns to Northrop Grumman all of Consultant's rights to such Developments in all countries. Consultant agrees to promptly disclose to Northrop Grumman all Developments covered by this Agreement and will, at the request of Northrop Grumman at any time, including after my termination of this Agreement, cooperate in all lawful acts which may be necessary or desirable in the judgment of Northrop Grumman to protect for the benefit of Northrop Grumman all such Developments, including executing any patent application, or any application for registration or assignment relating to any such Development, without charge to Northrop Grumman.
During the term of this Agreement, Consultant will not, without the advance written approval of Northrop Grumman, engage in any activity that may constitute a conflict with Northrop Grumman's interests regarding Northrop Grumman Confidential Information or Developments. Any question whether a particular activity may constitute a conflict of interest shall be resolved by obtaining Northrop Grumman's written approval before engaging in that activity.
Pursuant to the Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or
(B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by Northrop Grumman for reporting a suspected violation of law may disclose the trade secret to the attorney the individual and may use the trade

Exhibit 10.2
secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal and (B) does not disclose the trade secret, except pursuant to court order.

C.Notes, Memoranda, Reports, and Data. Consultant agrees that the original and all copies of notes, memoranda, reports, findings or other data prepared by Consultant in connection with the services performed hereunder shall become the sole and exclusive property of Northrop Grumman, and shall be delivered to Northrop Grumman upon termination of this Agreement or at any other time upon request.

D.Privacy and Confidentiality.
i. "Confidential Information" includes, but is not limited to, information related to trade secrets, programs, business plans, inventions (whether patentable, patented or not), processes, formulas, existing or contemplated products, technical data, services, technology, concepts, computer programs, plans, studies, techniques, designs, specifications, patterns, contracts, presentations, and business information, and including information related to any research, development, manufacture, purchasing, engineering, know-how, sales or marketing methods, competitive analyses, methods of doing business, customer lists, or customer usages or requirements.
ii.     Consultant agrees that to hold all Confidential Information provided by Northrop Grumman to Consultant in strict confidence and only use such Confidential Information for purposes of representing Northrop Grumman. Consultant shall not use Northrop Grumman Confidential Information for Consultant's own purposes, nor divulge, disclose, sell or communicate any information concerning any matters affecting or relating to the business of Northrop Grumman to others (including any third party) without the express prior written consent of Northrop Grumman. Consultant shall take all reasonable precautions to prevent the disclosure of information to third parties, including any foreign national, firm, or country, and foreign nationals employed or associated with Consultant's company except as specifically authorized by Northrop Grumman. Consultant will not disclose to or cause Northrop Grumman to use Confidential Information of others, unless authorized by the owner .
iii.     In the event that Consultant becomes legally compelled (by deposition, interrogatory , request for documents, subpoena, civil investigative demand or similar process) or is compelled by stock exchange rules to disclose any such information provided by Northrop Grumman, Consultant will promptly notify Northrop Grumman so that Northrop Grumman may seek, at Northrop Grumman's expense (with Consultant's cooperation, if so requested by Northrop Grumman), a protective order or other appropriate remedy and/or waive compliance with this provision. In the event that such protective order or other remedy is not obtained, or that Northrop Grumman does not waive compliance with this provision, Consultant will furnish only that portion of the information which it is advised by opinion of its legal counsel is legally required. Such information shall, at all times, remain the property of Northrop Grumman and when requested by Northrop Grumman, Consultant shall return all information received from Northrop Grumman and any copies thereof to Northrop Grumman.
iv.     Confidential Information furnished to Consultant shall remain Northrop Grumman's proprietary property, shall be duplicated only as authorized in writing by Northrop Grumman, and shall be returned to Northrop Grumman or destroyed upon request or when no longer required for the performance of this Agreement. Consultant further agrees not to use any Northrop Grumman Information to develop any product, service or system, or to support any third party in the development of any product, service or system.
v.     Neither the existence of this Agreement nor the disclosure of Northrop Grumman Confidential Information or any other information hereunder shall be construed as granting expressly by implication, by estoppel or otherwise, a license under any invention or patent now or hereafter owned or controlled by the Northrop Grumman or Northrop Grumman's customer, except as specifically set forth herein.

Exhibit 10.2
vi.     Consultant's obligations with respect to Northrop Grumman Confidential Information disclosed hereunder prior to the performance in full, termination or cancellation of this Agreement shall not, except as expressly set forth herein, be affected by such performance in full, termination, or cancellation.
vii.     Consultant shall respond promptly and appropriately to any inquiries from Northrop Grumman related to compliance with this clause to include documentation and/or independent evidence of the effectiveness of implemented controls.

E.Disclosure of Confidential or Proprietary Information of Third Parties Prohibited. Consultant shall not disclose to NGSC or induce NGSC to use any secret process, trade secret, or other confidential or proprietary knowledge or information belonging to others, including but not limited to the United States. Such information includes but is not limited to information relating to bids, offers, technical proposals, responses to requests for procurement, rankings of competitors and other similar procurement sensitive information.

F.Non-Public Information. Consultant's duties under this Agreement may involve access to material information that is not publicly available about Northrop Grumman Corporation. Consultant acknowledges that the securities laws of the United States impose certain restrictions upon the use of material non-public information and he agrees to abide by such laws and regulations with respect to his and his family's transactions in Northrop Grumman stock and also with respect to his communication of such material, non-public information to others.

VI.    PRESERVATION OF TRADE NAMES, TRADEMARKS AND PATENT RIGHTS

All trade names, trademarks and patent rights of NGSC pertaining to the products of NGSC and/or its affiliates, including the names "Northrop", "Grumman", "Northrop Grumman Corporation" and "Northrop Grumman Systems Corporation" shall remain the sole property of NGSC and Consultant shall do all things necessary to protect and preserve such trade names, trademarks and patent rights from claims by other persons or entities.

VII. COOPERATION WITH NGSC

During and after the expiration of this Agreement, Consultant shall fully cooperate with NGSC in regard to any matter, dispute or controversy in which NGSC or an affiliate is involved or may become involved and of which Consultant may have knowledge. To the extent such cooperation requires significant time and expenses, cooperation shall be subject to further agreement providing for reasonable.

VIII.    INDEMNIFICATION

Consultant shall indemnify, defend and hold NGSC harmless from any and all claims of third parties for loss or damage to property or injury or death to persons arising out of or relating to Consultant's activities or operations or omissions, including those of the Consultant's employees, pursuant to this Agreement. Such indemnification shall survive the expiration or termination of this Agreement.

IX.    INDEPENDENT CONTRACTOR

Consultant shall render all services hereunder as an independent contractor and shall not hold out himself or herself as an agent of NGSC. Nothing herein shall be construed to create or confer upon Consultant the right to make contracts or commitments for or on behalf of NGSC. Consultant shall not utilize NGSC resources in the performance of consultant activities including use of NGSC stationary, secretarial assistance, or assigned office space.

Exhibit 10.2
X.    TAXES

Consultant shall pay all taxes due with respect to the compensation paid hereunder (including, without limitation, all taxes that may be due if the classification contemplated by the preceding paragraph is erroneous or if the Company is required to revise such classification).

In accordance with California law, NGSC is required to withhold income tax at the rate of 7% from payments to non-resident independent contractors for services performed in California. All tax withheld will be paid to the California franchise tax board by NGSC on Consultant's behalf and Form 592-b will be mailed to Consultant in January of the following year summarizing total California earnings and withheld tax. Consultant must indicate on each invoice the amount of billing that is attributable to services performed in California or tax at 7% will be withheld on the entire payment. If Consultant believes it is exempt from this withholding requirement, please complete California Form 588 or 590, which can be found online at http://www.ftb.ca.gov, and follow the instructions accompanying those forms.

XI.     OBSERVANCE OF APPLICABLE LAWS AND REGULATIONS
A.United States Laws. Consultant shall comply with and do all things necessary for NGSC to comply with United States laws and regulations and express policies of the United States Government, including but not limited to the requirements of the Foreign Corrupt Practices Act, 15 U.S.C. Section 78 dd-1 et seq., the Federal Acquisition Regulations, 48 CFR section 1.101 et seq.,("FAR"), the International Traffic In Arms Regulations, 22 CFR Parts 120 through 130 and applicable regulations; the Byrd Amendment (31 U.S.C. Section 1352) and applicable regulations; the Office of Federal Procurement Policy Act (41 U.S.C. Section 423) and applicable regulations; and DoD Directive 5500.7 and applicable regulations. No part of any compensation or fee paid by NGSC will be used directly or indirectly to make any kickbacks to any person or entity, or to make payments, gratuities, emoluments or to confer any other benefit to an official of any government or any political party. Consultant shall not seek, nor relay to NGSC, any classified, proprietary or source selection information not generally available to the public. Consultant shall also comply with and do all things necessary for NGSC to comply with provisions of contracts between agencies of the United States Government or their contractors and NGSC which relate either to patent rights or the safeguarding of information pertaining to the security of the United States. This entire Agreement and/or the contents thereof may be disclosed to the United States Government.

B.No Selling Agency Employed. Consultant further represents and warrants that no person or selling agency has been or will be employed or retained to solicit or secure any contract, including but not limited to a United States Government contract, upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Consultant for the purpose of receiving business. In the event of a breach or violation of this warranty, NGSC shall have the right to annul this Agreement without liability or in its discretion to deduct from the fee or consideration, or otherwise recover, the full amount of such commission, percentage, brokerage or contingent fee.

C.State and Local Laws And Regulations. Consultant shall comply with and do all things necessary for Consultant and NGSC and its affiliates each to comply with all laws and regulations of the Commonwealth of Virginia and any other state or locality, in which services hereunder are or may be rendered.

Exhibit 10.2
D.Maintenance Of Time And Expense Records. Consultant shall maintain appropriate time and expense records pertaining to the services performed under this Agreement. Said records shall be subject to examination and audit by NGSC and the United States Government until notified by NGSC in writing, that the records no longer need to be maintained.

E.Certification. This Agreement is made in material reliance upon the representations and warranties made by Consultant. The effectiveness of this Agreement is contingent upon and will not commence until receipt by NGSC of the certifications set forth in Attachments A, C and D hereto. In the event that NGSC has reason to believe that these certifications are incorrect, NGSC may treat this Agreement as being null and void or may terminate this Agreement pursuant to Section XVI.

F.Standards of Business Conduct. Consultant hereby acknowledges that he has received a copy of the Standards of Business Conduct (or amendment thereof) and agrees to conduct his activities for or on behalf of NGSC in accordance with such principles as a condition of this Agreement.

XII.    ASSIGNMENT OF RIGHTS

This Agreement and the rights, benefits, duties and obligations contained herein may not be assigned or otherwise transferred in any manner to third parties without the express written approval of NGSC. Any such assignment or transfer without prior approval of NGSC will be null, void and without effect.

XIII.    MODIFICATION

No waiver or modification of this Agreement or of any covenant, condition, or limitation herein shall be valid and enforceable unless such waiver or modification is in writing and agreed by both parties.

XIV.    USE OR EMPLOYMENT OF THIRD PARTIES

Consultant shall not utilize or employ any third party, individual or entity, in connection with Consultant's performance of services under this Agreement without the express written approval of NGSC.

XV.    CONFLICTS OF INTEREST

No business or legal conflicts of interest shall exist between services performed or to be performed by Consultant on behalf of NGSC and by Consultant on behalf of any other client. The identity of Consultant's directorships, other employment and clients shall be fully disclosed in the Certification, Attachment D. Consultant will avoid entering into any business arrangement that presents an appearance of or a potential for any such conflict of interest. In the event there is a change to Consultant's directorships, other employment and/or clients, Consultant is required to provide NGSC an updated copy of Attachment D within five (5) days of such change.

XVI.    TERMINATION

Subject to any applicable ethical or legal constraint, either party may terminate this Agreement upon thirty days written notice to the other.

In the event of a violation by Consultant of any term or condition, express or implied, of this Agreement or of any federal, state or local law or regulation pertaining to or arising from Consultant's performance of services under this Agreement, NGSC may, in its discretion, terminate this Agreement immediately, without prior notice, and in such event Consultant shall be entitled to compensation only up to the time of such violation.

Exhibit 10.2
Notwithstanding the foregoing, in the event that Consultant is: (1) adjudicated a bankrupt or petitions for relief under bankruptcy, reorganization, receivership, liquidation, compromise or other arrangement or attempts to make an assignment for the benefit of creditors, this Agreement shall be deemed terminated automatically, without requirement of notice, without further liability or obligation to NGSC; or (2) nominated to a politically appointed position, this Agreement shall be deemed terminated effective as of the day before any affirmative Senate Committee confirmation vote.

XVII.    SEVERABILITY OF PROVISIONS

All provisions contained herein are severable and in the event any of them are held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid provision was not contained herein.

XVIII.    AVAILABILITY OF EQUITABLE REMEDIES

Consultant understands and agrees that any breach or evasion of any of the terms of this Agreement will result in immediate and irreparable injury to NGSC and will entitle NGSC to all legal and equitable remedies including, without limitation, injunction or specific performance.

XIX.    GOVERNING LAW

This Agreement and the performance hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding any conflicts of laws provisions), which shall be the exclusive applicable law. Consultant shall submit to the jurisdiction of the courts within the Commonwealth of Virginia for any claim, demand or suit that may arise in connection with this Agreement and Consultant specifically waives any objection or defense to venue and jurisdiction.

XX.    SETTLEMENT OF DISPUTES

NGSC and Consultant hereby consent to the resolution by arbitration of all disputes, issues, claims or controversies arising out of or in connection with this Agreement, that NGSC may have against Consultant, or that Consultant may have against NGSC, or against its officers, directors, employees or agents acting in their capacity as such; provided however, that in order to comply with the requirements of section 8116 of P.L.111-118 (the "Franken Amendment") and its implementing regulations, Consultant is not required to arbitrate any claim under Title VII of the Civil Rights Act of 1964 or any tort related to or arising out of sexual assault or harassment, including assault and battery, intentional infliction of emotional distress, false imprisonment, or negligent hiring, supervision, or retention, regardless of when that claim arises or has arisen. Consultant may, but is not required to, request arbitration of such claims. Each party's promise to resolve all such claims, issues, or disputes by arbitration, except as noted above, in accordance with this Agreement rather than through the courts, is consideration for the other party's like promise. It is further agreed that the decision of an arbitrator on any issue, dispute, claim or controversy submitted for arbitration, shall be final and binding upon the NGSC and Consultant and that judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.

Except as otherwise provided herein or by mutual agreement of the parties, any arbitration shall be administered in accordance with the then-current Model Arbitration Procedures of the American Arbitration Association (AAA) before an arbitrator who is licensed to practice law in the state in which the arbitration is convened. The arbitration shall be held in Fairfax County, VA or at any other location mutually agreed upon by the parties.

The parties shall act reasonably and in good faith to agree upon the arbitrator .

In reaching his or her decision, the arbitrator shall have no authority to change or modify any lawful NGSC or affiliate policy, rule or regulation or this Agreement.

Exhibit 10.2
XXI.    NOTICE

Any notice to be given hereunder shall be in writing, mailed by certified or registered mail with return receipt requested addressed to NGSC:

Northrop Grumman Systems Corporation
45101 Warp Drive, Building 1
Dulles, VA 20166-6874
Attn.: General Counsel

or to Consultant at their residential or business address, or to such other address as may have been furnished at the date of mailing either by NGSC or Consultant in writing.

XXII.    SECURITY REQUIREMENTS

Consultant shall comply with all security requirements of the United States Government affecting NGSC and shall not engage in any services for which Consultant does not have a proper security clearance. Further, Consultant shall comply with all United States Government and NGSC requirements applicable to Special Access Required ("SAR") Programs in which NGSC is involved.

Consultant shall not possess classified material except at NGSC's cleared facility or the U.S. Government's cleared facility. If Consultant performs services under this Agreement in connection with any program in SAR status, prior to any foreign travel Consultant shall obtain the approval of NGSC's Division Security.

XXIII.    INFORMATION SECURITY

Consultant will comply with all applicable laws, statutes and regulations in the handling, transmitting and safeguarding of information provided by Northrop Grumman including, but not limited to, data protection, privacy, data transfer, and export laws. Information provided by Northrop Grumman in connection with this matter shall not be stored or transmitted outside of the U.S. without Northrop Grumman's express permission.

Consultant further agrees that it will take reasonable measures to safeguard and protect all information provided by Northrop Grumman, including all company sensitive, third party and personally identifiable information, from inadvertent disclosure, unauthorized disclosure, or unauthorized access, regardless of whether such information is in paper, electronic or other form. Consultant represents that it has a comprehensive information security program that is comparable to, meets, or exceeds the requirements in Appendix A.

Consultant agrees that it will flow down the data security and compliance requirements in Appendix A in any agreement with a third-party supplier, retained in connection with this matter that will receive Sensitive Information.

The terms of this section shall remain in full force and effect after the termination or expiration of this Agreement. Sensitive information exchanged pursuant to this Agreement should be returned to Northrop Grumman within 30 days of termination, unless otherwise agreed to by the parties.

XXIV.    COMPLETE AGREEMENT

This Agreement constitutes the entire agreement of the parties with respect to the engagement of Consultant by NGSC. The parties stipulate and agree that neither of them has made any representation with respect to this Agreement except that such representations are specifically set forth herein. The parties acknowledge that any other payments or representations that may have been made are of no effect and that neither party has relied on such payments or representations in connection with this Agreement or the performance of services contemplated herein.

Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and executed as set forth below.

NORTHROP GRUMMAN SYSTEMS CORPORATION

/s/ Bobby Lentz                    April 8, 2022
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Date

CONSULTANT ACCEPTANCE:

/s/ Blake Larson                    April 11, 2022
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Date